EXHIBIT 23.1

HAROLD Y. SPECTOR, CPA
CAROL S. WONG, CPA
                                                            80 SOUTH LAKE AVENUE
                                                                       SUITE 723
                                                      PASADENA, CALIFORNIA 91101

                               SPECTOR & WONG, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 (888) 584-5577
                               FAX (626) 584-6447
                             spectorwongcpa@aol.com


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-117636, 333-116874, 333-110012,
333-109031 and 333-108029) of our report dated March 25, 2005, relating to the consolidated financial statements of Circle Group Holdings, Inc. and subsidiaries, which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2004.


/s/ Spector & Wong, LLP
---------------------------
Spector & Wong, LLP
Pasadena, California
March 31, 2005